Albertsons Companies, Inc. Reports Second Quarter Fiscal 2021 Results

Raises Fiscal 2021 Outlook
Announces 20% Increase to Quarterly Dividend

Boise, ID - October 18, 2021

Albertsons Companies, Inc. (NYSE: ACI) (the "Company") today reported results for the second quarter of fiscal 2021, which ended September 11, 2021.

Second Quarter of Fiscal 2021 Highlights

•Identical sales increased 1.5%; on a two-year stacked basis identical sales growth was 15.3%
•Digital sales increased 5%; on a two-year stacked basis digital sales growth was 248%
•Net income per Class A common share of $0.52
•Adjusted net income per Class A common share of $0.64
•Net income of $295 million; Adjusted net income of $370 million
•Adjusted EBITDA of $965 million
•Increased quarterly common stock dividend by 20% to $0.12 per share

"We are pleased with our second quarter results as we continue to execute our transformation strategy. The favorable consumer backdrop together with our focus on in-store excellence, accelerating our digital and omni-channel capabilities, increasing productivity and strengthening our talent and culture, are driving increased identical sales and improved performance,” said Vivek Sankaran, CEO. "Based on this strong performance, today we announced a 20% increase to our quarterly dividend, and have raised our fiscal year 2021 outlook."

Second Quarter of Fiscal 2021 Results Compared to Second Quarter of Fiscal 2020

Sales and other revenue was $16.5 billion during the 12 weeks ended September 11, 2021 ("second quarter of fiscal 2021") compared to $15.8 billion during the 12 weeks ended September 12, 2020 ("second quarter of fiscal 2020"). The increase was primarily driven by the Company's 1.5% increase in identical sales and higher fuel sales.

Gross profit margin decreased to 28.6% during the second quarter of fiscal 2021 compared to 29.0% during the second quarter of fiscal 2020. Excluding the impact of fuel, gross profit margin was flat compared to the second quarter of fiscal 2020 primarily due to higher product, supply chain and advertising costs, offset by benefits related to productivity initiatives, favorable product mix and improved pharmacy margins related to administering COVID-19 vaccines.

Selling and administrative expenses were 25.6% of sales during the second quarter of fiscal 2021 and the second quarter of fiscal 2020. Excluding the impact of fuel, selling and administrative expenses as a percentage of sales increased 55 basis points. The increase in selling and administrative expenses was primarily attributable to employee costs, depreciation and other expenses related to the Company's investments in its digital and omni-channel capabilities and strategic priorities. These increases were partially offset by lower COVID-19 related expenses and the execution of productivity initiatives. As it relates to the year over year increase in employee costs, labor related to the reopening of certain fresh departments, market-driven wage rate increases and higher equity-based compensation expense drove this increase.

Interest expense was $109.3 million during the second quarter of fiscal 2021 compared to $128.6 million during the second quarter of fiscal 2020. The decrease in interest expense was primarily attributable to lower average interest rates and lower average borrowings.

Other income, net was $18.9 million during the second quarter of fiscal 2021 compared to other income, net of $11.4 million during the second quarter of fiscal 2020.

Income tax expense was $100.3 million, representing a 25.4% effective tax rate, during the second quarter of fiscal 2021 compared to $111.2 million, representing a 28.1% effective tax rate, during the second quarter of fiscal 2020. The decrease in the effective income tax rate was primarily driven by non-deductible transaction-related costs incurred during the second quarter of fiscal 2020.

Net income was $295.2 million, or $0.52 per Class A common share, during the second quarter of fiscal 2021 compared to $284.5 million, or $0.49 per Class A common share, during the second quarter of fiscal 2020.

Adjusted net income was $369.5 million, or $0.64 per Class A common share, during the second quarter of fiscal 2021 compared to $356.4 million, or $0.60 per Class A common share, during the second quarter of fiscal 2020.

Adjusted EBITDA was $965.4 million, or 5.8% of sales, during the second quarter of fiscal 2021 compared to $948.4 million, or 6.0% of sales, during the second quarter of fiscal 2020. The increase in Adjusted EBITDA was primarily attributable to the Company's higher sales, partially offset by higher selling and administrative expenses.

Supplemental Two-Year Results - Second Quarter of Fiscal 2021 Compared to Second Quarter of Fiscal 2019

The following table provides a comparison of the second quarter of fiscal 2021 to the 12 weeks ended September 7, 2019 ("second quarter of fiscal 2019") for certain financial measures, including a compounded annual growth rate ("CAGR"), to demonstrate the two-year growth in the Company's business. The Company believes these supplemental comparisons provide meaningful and useful information to investors about the trends in its business relative to pre-COVID-19 pandemic periods.

Second Quarter of Fiscal 2021 Supplemental Two-Year Results
Identical sales two-year stacked (1)	15.3%
Net income per Class A common share two-year CAGR (2)	1.0%
Adjusted net income per Class A common share two-year CAGR	94.0%
Net income two-year CAGR (2)	0.1%
Adjusted net income two-year CAGR	93.0%
Adjusted EBITDA two-year CAGR	30.4%
Margins:
Gross profit (1)	Increased 85 basis points
Selling and administrative expenses (1)	Decreased 120 basis points
(1)    Excluding fuel.
(2)    The net income per Class A common share two-year CAGR and net income two-year CAGR are impacted by gains related to sale leaseback transactions in the second quarter of fiscal 2019.

Sales and other revenue was $16.5 billion during the second quarter of fiscal 2021 compared to $14.2 billion during the second quarter of fiscal 2019. The increase in sales compared to the second quarter of fiscal 2019 was primarily due to the 15.3% increase in two-year stacked identical sales. Identical sales were driven in part by the 248% two-year stacked increase in digital sales.

Gross profit margin was 28.6% during the second quarter of fiscal 2021 compared to 27.8% during the second quarter of fiscal 2019. Excluding the impact of fuel, gross profit margin increased by approximately 85 basis points compared to the second quarter of fiscal 2019, primarily driven by sales leverage, improvements in shrink expense, productivity initiatives, and improved pharmacy margins related to administering COVID-19 vaccines, partially offset by growth in digital sales.

Selling and administrative expenses were 25.6% of sales during the second quarter of fiscal 2021 compared to 26.8% of sales for the second quarter of fiscal 2019. Excluding the impact of fuel, selling and administrative expenses as a percentage of sales decreased approximately 120 basis points primarily due to sales leverage and the execution of productivity initiatives, partially offset by increases in employee costs and other expenses related to the Company's investments in its digital and omni-channel capabilities and strategic priorities, higher equity-based compensation expense as well as incremental COVID-19 expenses.

Capital Allocation

The Company's capital allocation strategy is balanced, prioritizing capital investment to drive future growth, continued deleveraging of the balance sheet, and the return of capital to stockholders via quarterly dividends and opportunistic share repurchases, all anchored on strong and consistent free cash flow.

During the first 28 weeks of fiscal 2021, the Company spent $822.5 million in capital expenditures, which included investments in digital and technology, the opening of six new stores and the completion of 76 store remodels. During the second quarter of fiscal 2021, the Company also paid its quarterly dividend of $0.10 per share of Class A common stock on August 10, 2021 to stockholders of record as of July 26, 2021.

Today the Company also announced a 20% increase to its quarterly dividend, which is now $0.12 per share (up from $0.10 per share) of Class A common stock, payable on November 12, 2021 to stockholders of record as of October 29, 2021. This increase is the result of the Company's continued strong performance and balanced overall approach to capital allocation.

Fiscal 2021 Outlook

The Company is providing an updated fiscal 2021 outlook and now expects:

•Identical sales in fiscal 2021 in the range of (2.5%) to (3.5%) (previously (5%) to (6%)), representing two-year stacked growth of 13.4% to 14.4% (previously 10.9% to 11.9%)
•Adjusted net income per Class A common share in the range of $2.50 to $2.60 per share (previously $2.20 to $2.30 per share)
•Adjusted EBITDA in the range of $3.950 billion to $4.050 billion (previously $3.7 billion to $3.8 billion)
•Effective tax rate in the range of 23% to 24% (previously 25%)
•Capital expenditures in the range of $1.9 billion to $2.0 billion (unchanged)

The Company is unable to provide a full reconciliation of the GAAP and Non-GAAP Measures (as defined below) used in the updated fiscal 2021 outlook without unreasonable effort because it is not possible to predict certain of the adjustment items with a reasonable degree of certainty. This information is dependent upon future events and may be outside of the Company's control and could have a significant impact on its GAAP financial results for fiscal 2021. The expected effective tax rate does not reflect potential rate adjustments for the resolution of tax audits or potential changes in tax laws, which cannot be predicted with reasonable certainty.

Conference Call

The Company will hold a conference call today at 8:30 a.m. Eastern Time, which will be hosted by Vivek Sankaran, CEO, and Sharon McCollam, President & CFO. The call will be webcast and can be accessed at https://investor.albertsonscompanies.com/Event-Calendar. A replay of the webcast will be available for at least two weeks following the completion of the call.

About Albertsons Companies

Albertsons Companies is a leading food and drug retailer in the United States. As of September 11, 2021, the Company operated 2,278 retail food and drug stores with 1,725 pharmacies, 401 associated fuel centers, 22 dedicated distribution centers and 20 manufacturing facilities. The Company operates stores across 34 states and the District of Columbia under more than 20 well-known banners including Albertsons, Safeway, Vons, Jewel-Osco, Shaw's, Acme, Tom Thumb, Randalls, United Supermarkets, Pavilions, Star Market, Haggen, Carrs, Kings Food Markets and Balducci's Food Lovers Market. The Company is committed to helping people across the country live better lives by making a meaningful difference, neighborhood by neighborhood. In 2020, along with the Albertsons Companies Foundation, the Company gave $260 million in food and financial support, including approximately $95 million through our Nourishing Neighbors Program to ensure those living in our communities have enough to eat. Albertsons Companies also pledged $5 million to organizations supporting social justice. These efforts have helped millions of people in the areas of hunger relief, education, cancer research and treatment, social justice and programs for people with disabilities and veterans' outreach.

Forward-Looking Statements, Non-GAAP Measures and Identical Sales

This press release includes "forward-looking statements" within the meaning of the federal securities laws. The "forward-looking statements" include our current expectations, assumptions, estimates and projections about our business and our industry. They include statements relating to our future operating or financial performance which the Company believes to be reasonable at this time. You can identify forward-looking statements by the use of words such as "outlook," "may," "should," "could," "estimates," "predicts," "potential," "continue," "anticipates," "believes," "plans," "expects," "future" and "intends" and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict, including, among others, changes in macroeconomic conditions, the retail consumer behavior and environment and the Company's industry, failure to achieve productivity initiatives, increased rates of food price inflation and factors related to the continued impact of the COVID-19 pandemic, about which there are still many unknowns, including its duration, recurrence, new virus strains, status and effectiveness of vaccinations, duration and scope of related government orders, financial assistance programs, mandates and regulations and the extent of the overall impact to our business and the communities we serve. Such risks and uncertainties could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties more fully described in the "Risk Factors" section or other sections in the Company’s reports filed with the SEC including the most recent annual report on Form 10-K and any subsequent periodic reports on Form 10-Q and current reports on Form 8-K. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted net income per Class A common share (collectively, the "Non-GAAP Measures") are performance measures that provide supplemental information the Company believes is useful to analysts and investors to evaluate its ongoing results of operations, when considered alongside other GAAP measures such as net income, operating income, gross profit, and net income per Class A common share. These Non-GAAP Measures exclude the financial impact of items management does not consider in assessing the Company's ongoing operating performance, and thereby provide useful measures of its operating performance on a period-to-period basis. Other companies may have different definitions of Non-GAAP Measures and provide for different adjustments, and comparability to the Company's results of operations may be impacted by such differences. The Company also uses Adjusted EBITDA and Net Debt Ratio for board of director and bank compliance reporting. The Company's presentation of Non-GAAP Measures should not be construed as an implication that its future results will be unaffected by unusual or non-recurring items.

As used in this earnings release, the term "identical sales" includes stores operating during the same period in both the current fiscal year and the prior fiscal year, comparing sales on a daily basis. Direct to consumer digital sales are included in identical sales, and fuel sales are excluded from identical sales.

Albertsons Companies, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(dollars in millions, except per share data)
(unaudited)

	12 weeks ended		28 weeks ended
	September 11, 2021	September 12, 2020	September 11, 2021	September 12, 2020
Net sales and other revenue	$16,505.7	$15,757.6	$37,775.1	$38,509.2
Cost of sales	11,788.7	11,182.7	26,867.1	27,162.8
Gross profit	4,717.0	4,574.9	10,908.0	11,346.4

Selling and administrative expenses	4,231.3	4,031.2	9,734.9	9,800.6
(Gain) loss on property dispositions and impairment losses, net	(0.2)	(18.3)	0.1	12.0
Operating income	485.9	562.0	1,173.0	1,533.8

Interest expense, net	109.3	128.6	262.6	309.2
Loss on debt extinguishment	—	49.1	—	49.1
Other income, net	(18.9)	(11.4)	(62.4)	(8.3)
Income before income taxes	395.5	395.7	972.8	1,183.8

Income tax expense	100.3	111.2	232.8	313.1
Net income	$295.2	$284.5	$740.0	$870.7

Net income per Class A common share
Basic net income per Class A common share	$0.55	$0.52	$1.27	$1.57
Diluted net income per Class A common share	0.52	0.49	1.26	1.49
Weighted average Class A common shares outstanding
Basic	465.3	477.3	465.2	529.2
Diluted	573.0	582.9	470.6	583.3

Margins
Gross profit	28.6%	29.0%	28.9%	29.5%
Selling and administrative expenses	25.6%	25.6%	25.8%	25.5%

Store data
Number of stores at end of quarter	2,278	2,252

Albertsons Companies, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	September 11, 2021	February 27, 2021
ASSETS
Current assets
Cash and cash equivalents	$2,849.8	$1,717.0
Receivables, net	544.7	550.9
Inventories, net	4,179.1	4,301.3
Other current assets	414.7	418.8
Total current assets	7,988.3	6,988.0

Property and equipment, net	9,201.1	9,412.7
Operating lease right-of-use assets	5,861.3	6,015.6
Intangible assets, net	2,181.3	2,108.8
Goodwill	1,200.2	1,183.3
Other assets	912.1	889.6
TOTAL ASSETS	$27,344.3	$26,598.0

LIABILITIES
Current liabilities
Accounts payable	$3,554.2	$3,487.3
Accrued salaries and wages	1,492.3	1,474.7
Current maturities of long-term debt and finance lease obligations	211.5	212.4
Current maturities of operating lease obligations	621.7	605.3
Other current liabilities	1,190.0	1,052.5
Total current liabilities	7,069.7	6,832.2

Long-term debt and finance lease obligations	8,129.1	8,101.2
Long-term operating lease obligations	5,464.1	5,548.0
Deferred income taxes	598.3	533.7
Other long-term liabilities	2,524.1	2,659.5

Commitments and contingencies
Series A convertible preferred stock	844.3	844.3
Series A-1 convertible preferred stock	754.8	754.8

STOCKHOLDERS' EQUITY
Class A common stock	5.9	5.9
Additional paid-in capital	1,936.1	1,898.9
Treasury stock, at cost	(1,907.0)	(1,907.0)
Accumulated other comprehensive income	78.7	63.5
Retained earnings	1,846.2	1,263.0
Total stockholders' equity	1,959.9	1,324.3
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$27,344.3	$26,598.0

Albertsons Companies, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	28 weeks ended
	September 11, 2021	September 12, 2020
Cash flows from operating activities:
Net income	$740.0	$870.7
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on property dispositions and impairment losses, net	0.1	12.0
Depreciation and amortization	883.2	808.8
Operating lease right-of-use assets amortization	333.0	309.3
LIFO expense	29.1	23.2
Deferred income tax	43.0	2.8
Contributions to pension and post-retirement benefit plans, net of (income) expense	(47.5)	(68.9)
(Gain) loss on interest rate swaps and commodity hedges, net	(7.5)	25.9
Amortization and write-off of deferred financing costs	11.1	11.2
Loss on debt extinguishment	—	49.1
Equity-based compensation expense	49.0	28.3
Other	(21.2)	(28.7)
Changes in operating assets and liabilities:
Receivables, net	(6.4)	(21.7)
Inventories, net	93.0	62.2
Accounts payable, accrued salaries and wages and other accrued liabilities	229.2	585.4
Operating lease liabilities	(249.3)	(228.4)
Self-insurance assets and liabilities	36.3	24.2
Other operating assets and liabilities	22.6	255.4
Net cash provided by operating activities	2,137.7	2,720.8

Cash flows from investing activities:
Business acquisitions, net of cash acquired	(23.5)	—
Payments for property, equipment and intangibles, including payments for lease buyouts	(822.5)	(702.9)
Proceeds from sale of long-lived assets	24.6	20.6
Other investing activities	30.9	(4.8)
Net cash used in investing activities	(790.5)	(687.1)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	3,500.0
Payments on long-term borrowings	(0.5)	(3,388.5)
Payments of obligations under finance leases	(32.2)	(32.9)
Payment of redemption premium on debt extinguishment	—	(41.4)
Payments for debt financing costs	—	(15.6)
Dividends paid on common stock	(93.0)	—
Dividends paid on convertible preferred stock	(59.1)	—
Proceeds from convertible preferred stock	—	1,680.0
Third party issuance costs on convertible preferred stock	—	(80.9)
Treasury stock purchase, at cost	—	(1,680.0)
Employee tax withholding on vesting of restricted stock units	(11.8)	(6.7)
Other financing activities	(17.8)	(14.7)
Net cash used in financing activities	(214.4)	(80.7)

Net increase in cash and cash equivalents and restricted cash	1,132.8	1,953.0
Cash and cash equivalents and restricted cash at beginning of period	1,767.6	478.9
Cash and cash equivalents and restricted cash at end of period	$2,900.4	$2,431.9

Albertsons Companies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measures
(in millions, except per share data)

The following tables reconcile Net income to Adjusted net income, and Net income per Class A common share to Adjusted net income per Class A common share for the 12 weeks ended September, 11, 2021, September 12, 2020 and September 7, 2019:

	12 weeks ended
	September 11, 2021	September 12, 2020	September 7, 2019 Supplemental
Numerator:

Net income	$295.2	$284.5	$294.8
Adjustments:
(Gain) loss on interest rate and commodity hedges, net (d)	(1.2)	1.4	—
Facility closures and transformation (1)(b)	14.8	6.1	—
Acquisition and integration costs (2)(b)	3.4	2.2	7.5
Equity-based compensation expense (b)	26.8	9.3	6.5
(Gain) loss on property dispositions and impairment losses, net (3)	(0.2)	(18.3)	(435.5)
LIFO expense (a)	14.6	10.1	5.8
Government-mandated incremental COVID-19 pandemic related pay (4)(b)	18.3	—	—
Civil disruption related costs (5)(b)	—	(1.9)	—
Transaction and reorganization costs related to convertible preferred stock issuance and initial public offering (b)	—	4.1	—
Amortization of debt discount and deferred financing costs (c)	4.7	4.7	35.4
Loss on debt extinguishment	—	49.1	23.1
Amortization of intangible assets resulting from acquisitions (b)	11.5	13.1	68.9
Miscellaneous adjustments (6)(f)	5.1	13.3	24.3
Tax impact of adjustments to Adjusted net income	(23.5)	(21.3)	68.4
Adjusted net income	$369.5	$356.4	$99.2

Denominator:

Weighted average Class A common shares outstanding - diluted	573.0	582.9	580.6
Adjustments:
Restricted stock units and awards (7)	8.1	9.6	7.6
Adjusted weighted average Class A common shares outstanding - diluted	581.1	592.5	588.2

Adjusted net income per Class A common share - diluted	$0.64	$0.60	$0.17

Supplemental Two-Year CAGR:
Net income two-year CAGR	0.1%
Adjusted net income two-year CAGR	93.0%

Albertsons Companies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measures
(in millions, except per share data)

	12 weeks ended
	September 11, 2021	September 12, 2020	September 7, 2019 Supplemental
Net income per Class A common share - diluted	$0.52	$0.49	$0.51
Non-GAAP adjustments (8)	0.13	0.12	(0.33)
Restricted stock units and awards (7)	(0.01)	(0.01)	(0.01)
Adjusted net income per Class A common share - diluted	$0.64	$0.60	$0.17

Supplemental Two-Year CAGR:
Net income per Class A common share two-year CAGR	1.0%
Adjusted net income per Class A common share two-year CAGR	94.0%
(1) Includes costs related to closures of operating facilities and third-party consulting fees related to our strategic priorities and associated business transformation.
(2) Related to conversion activities and related costs associated with integrating acquired businesses. Also includes expenses related to management fees in prior periods paid in connection with acquisition and financing activities.
(3) Primarily due to gains related to sale leaseback transactions in the second quarter of fiscal 2019.
(4) Represents incremental pay that is legislatively required in certain municipalities in which we operate.
(5) Primarily includes costs related to store damage, inventory losses and community support as a result of the civil disruption during late May 2020 and early June 2020 in certain markets.
(6) Primarily includes lease adjustments related to non-cash rent expense and costs incurred on leased surplus properties, net realized and unrealized gains and losses related to non-operating investments, pension settlement gain and adjustments for unconsolidated equity investments.
(7) Represents incremental unvested restricted stock units ("RSUs") and unvested restricted stock awards ("RSAs") to adjust the diluted weighted average Class A common shares outstanding during each respective period to the fully outstanding RSUs and RSAs as of the end of each respective period.
(8) Reflects the per share impact of Non-GAAP adjustments for each period. See the reconciliation of Net income to Adjusted net income above for further details.

Albertsons Companies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measures
(in millions, except per share data)

The following table is a reconciliation of Adjusted net income to Adjusted EBITDA:

	12 weeks ended
	September 11, 2021	September 12, 2020	September 7, 2019 Supplemental
Adjusted net income (1)	$369.5	$356.4	$99.2
Tax impact of adjustments to Adjusted net income	23.5	21.3	(68.4)
Income tax expense	100.3	111.2	81.9
Amortization of debt discount and deferred financing costs (c)	(4.7)	(4.7)	(35.4)
Interest expense, net	109.3	128.6	177.5
Amortization of intangible assets resulting from acquisitions (b)	(11.5)	(13.1)	(68.9)
Depreciation and amortization (e)	379.0	348.7	381.7
Adjusted EBITDA	$965.4	$948.4	$567.6

Supplemental Two-Year CAGR:
Adjusted EBITDA two-year CAGR	30.4%
(1) Reflects the impact of Non-GAAP adjustments for each period presented. See the reconciliation of Net income to Adjusted net income above for further details.
Non-GAAP adjustment classifications within the Consolidated Statement of Operations:
(a) Cost of sales
(b) Selling and administrative expenses
(c) Interest expense, net

Albertsons Companies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measures
(in millions, except per share data)

(d) (Gain) loss on interest rate and commodity hedges, net:

	12 weeks ended
	September 11, 2021	September 12, 2020	September 7, 2019 Supplemental
Cost of sales	$(1.2)	$1.0	$—
Other income, net	—	0.4	—
Total (Gain) loss on interest rate and commodity hedges, net	$(1.2)	$1.4	$—

(e) Depreciation and amortization:

	12 weeks ended
	September 11, 2021	September 12, 2020	September 7, 2019 Supplemental
Cost of sales	$36.0	$40.1	$38.0
Selling and administrative expenses	343.0	308.6	343.7
Total Depreciation and amortization	$379.0	$348.7	$381.7

(f) Miscellaneous adjustments:

	12 weeks ended
	September 11, 2021	September 12, 2020	September 7, 2019 Supplemental
Selling and administrative expenses	$3.4	$9.9	$9.6
Other income, net	1.7	3.4	14.7
Total Miscellaneous adjustments	$5.1	$13.3	$24.3

Albertsons Companies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measures
(in millions, except per share data)

The following tables reconcile Net income to Adjusted net income, and Net income per Class A common share to Adjusted net income per Class A common share for the 28 weeks ended September, 11, 2021, September 12, 2020 and September 7, 2019:

	28 weeks ended
	September 11, 2021	September 12, 2020	September 7, 2019 Supplemental
Numerator:

Net income	$740.0	$870.7	$343.8
Adjustments:
(Gain) loss on interest rate and commodity hedges, net (d)	(7.5)	25.9	0.3
Facility closures and transformation (1)(b)	35.6	15.9	—
Acquisition and integration costs (2)(b)	6.9	8.5	33.6
Equity-based compensation expense (b)	49.0	28.3	17.6
Loss (gain) on property dispositions and impairment losses, net (3)	0.1	12.0	(464.0)
LIFO expense (a)	29.1	23.2	16.3
Discretionary COVID-19 pandemic related costs (4)(b)	—	89.9	—
Government-mandated incremental COVID-19 pandemic related pay (5)(b)	47.4	—	—
Civil disruption related costs (6)(b)	—	13.0	—
Transaction and reorganization costs related to convertible preferred stock issuance and initial public offering (b)	—	24.4	—
Amortization of debt discount and deferred financing costs (c)	11.1	11.2	43.8
Loss on debt extinguishment	—	49.1	65.8
Amortization of intangible assets resulting from acquisitions (b)	27.6	30.6	161.7
Miscellaneous adjustments (7)(f)	(5.7)	47.4	33.1
Tax impact of adjustments to Adjusted net income	(46.6)	(92.5)	23.7
Adjusted net income	$887.0	$1,157.6	$275.7

Denominator:

Weighted average Class A common shares outstanding - diluted	470.6	583.3	580.0
Adjustments:
Convertible preferred stock (8)	101.6	—	—
Restricted stock units and awards (9)	8.8	9.2	8.2
Adjusted weighted average Class A common shares outstanding - diluted	581.0	592.5	588.2

Adjusted net income per Class A common share - diluted	$1.53	$1.95	$0.47

Supplemental Two-Year CAGR:
Net income two-year CAGR	46.7%
Adjusted net income two-year CAGR	79.4%

Albertsons Companies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measures
(in millions, except per share data)

	28 weeks ended
	September 11, 2021	September 12, 2020	September 7, 2019 Supplemental
Net income per Class A common share - diluted	$1.26	$1.49	$0.59
Convertible preferred stock (8)	0.03	—	—
Non-GAAP adjustments (10)	0.26	0.49	(0.11)
Restricted stock units and awards (9)	(0.02)	(0.03)	(0.01)
Adjusted net income per Class A common share - diluted	$1.53	$1.95	$0.47

Supplemental Two-Year CAGR:
Net income per Class A common share two-year CAGR	46.1%
Adjusted net income per Class A common share two-year CAGR	80.4%
(1) Includes costs related to closures of operating facilities and third-party consulting fees related to our strategic priorities and associated business transformation.
(2) Related to conversion activities and related costs associated with integrating acquired businesses. Also includes expenses related to management fees in prior periods paid in connection with acquisition and financing activities.
(3) Primarily due to gains related to sale leaseback transactions in the second quarter of fiscal 2019.
(4) Includes $53 million of charitable contributions to our communities for hunger relief and $36.9 million in final reward payments to front-line associates at the end of the first quarter of fiscal 2020.
(5) Represents incremental pay that is legislatively required in certain municipalities in which we operate.
(6) Primarily includes costs related to store damage, inventory losses and community support as a result of the civil disruption during late May 2020 and early June 2020 in certain markets.
(7) Primarily includes lease adjustments related to non-cash rent expense and costs incurred on leased surplus properties, net realized and unrealized gains and losses related to non-operating investments, pension settlement gain and adjustments for unconsolidated equity investments.
(8) Represents the conversion of convertible preferred stock to the fully outstanding as-converted Class A common shares as of the end of each respective period, for periods in which the convertible preferred stock is antidilutive under GAAP.
(9) Represents incremental unvested RSUs and unvested RSAs to adjust the diluted weighted average Class A common shares outstanding during each respective period to the fully outstanding RSUs and RSAs as of the end of each respective period.
(10) Reflects the per share impact of Non-GAAP adjustments for each period. See the reconciliation of Net income to Adjusted net income above for further details.

Albertsons Companies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measures
(in millions, except per share data)

The following table is a reconciliation of Adjusted net income to Adjusted EBITDA:

	28 weeks ended
	September 11, 2021	September 12, 2020	September 7, 2019 Supplemental
Adjusted net income (1)	887.0	$1,157.6	$275.7
Tax impact of adjustments to Adjusted net income	46.6	92.5	(23.7)
Income tax expense	232.8	313.1	97.6
Amortization of debt discount and deferred financing costs (c)	(11.1)	(11.2)	(43.8)
Interest expense, net	262.6	309.2	402.7
Amortization of intangible assets resulting from acquisitions (b)	(27.6)	(30.6)	(161.7)
Depreciation and amortization (e)	883.2	808.8	897.6
Adjusted EBITDA	$2,273.5	$2,639.4	$1,444.4

Supplemental Two-Year CAGR:
Adjusted EBITDA two-year CAGR	25.5%
(1) Reflects the impact of Non-GAAP adjustments for each period presented. See the reconciliation of Net income to Adjusted net income above for further details.
Non-GAAP adjustment classifications within the Consolidated Statement of Operations:
(a) Cost of sales
(b) Selling and administrative expenses
(c) Interest expense, net

Albertsons Companies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measures
(in millions, except per share data)

(d) (Gain) loss on interest rate and commodity hedges, net:

	28 weeks ended
	September 11, 2021	September 12, 2020	September 7, 2019 Supplemental
Cost of sales	$(7.8)	$6.5	$0.3
Other income, net	0.3	19.4	—
Total (Gain) loss on interest rate and commodity hedges, net	$(7.5)	$25.9	$0.3

(e) Depreciation and amortization:

	28 weeks ended
	September 11, 2021	September 12, 2020	September 7, 2019 Supplemental
Cost of sales	$86.8	$94.1	$90.0
Selling and administrative expenses	796.4	714.7	807.6
Total Depreciation and amortization	$883.2	$808.8	$897.6

(f) Miscellaneous adjustments:

	28 weeks ended
	September 11, 2021	September 12, 2020	September 7, 2019 Supplemental
Selling and administrative expenses	$10.2	$34.7	$16.7
Other income, net	(15.9)	12.7	16.4
Total Miscellaneous adjustments	$(5.7)	$47.4	$33.1

Albertsons Companies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measures
(in millions)

The following table is a reconciliation of Net Debt Ratio on a rolling four quarter basis:

	September 11, 2021	September 12, 2020
Total debt (including finance leases and excluding operating leases)	$8,340.6	$8,791.6
Cash and cash equivalents	2,849.8	2,389.6
Total debt net of cash and cash equivalents	5,490.8	6,402.0

Rolling four quarters Adjusted EBITDA	$4,158.1	$4,029.4

Total Net Debt Ratio	1.3	1.6

The following table is a reconciliation of Net income to Adjusted EBITDA on a rolling four quarter basis:

	Rolling four quarters ended
	September 11, 2021	September 12, 2020
Net income	$719.5	$993.3
Depreciation and amortization	1,611.3	1,602.5
Interest expense, net	491.6	604.5
Income tax expense	198.2	348.3
EBITDA	3,020.6	3,548.6

(Gain) loss on interest rate and commodity hedges, net	(16.5)	76.2
Facility closures and transformation (1)	77.7	34.2
Acquisition and integration costs (2)	11.0	35.4
Equity-based compensation expense	79.7	43.5
Loss on debt extinguishment	36.2	94.7
Gain on property dispositions and impairment losses, net	(50.7)	(8.8)
LIFO expense	64.6	25.3
Discretionary COVID-19 pandemic related costs (3)	44.7	89.9
Government-mandated incremental COVID-19 pandemic related pay (4)	47.4	—
Civil disruption related costs (5)	—	13.0
Transaction and reorganization costs related to convertible preferred stock issuance and initial public offering	(0.6)	28.1
Combined Plan and UFCW National Fund withdrawal (6)	892.9	—
Miscellaneous adjustments (7)	(48.9)	49.3
Adjusted EBITDA	$4,158.1	$4,029.4
(1) Includes costs related to closures of operating facilities and third-party consulting fees related to our strategic priorities and associated business transformation.
(2) Related to conversion activities and related costs associated with integrating acquired businesses. Also includes expenses related to acquisitions and expenses related to management fees paid in connection with acquisition and financing activities.
(3) Includes $44.7 million in bonus payments related to front-line associates during the third quarter of fiscal 2020. Also includes $53 million of charitable contributions to our communities for hunger relief and $36.9 million in final reward payments to front-line associates at the end of the first quarter of fiscal 2020.
(4) Represents incremental pay that is legislatively required in certain municipalities in which we operate.
(5) Primarily includes costs related to store damage, inventory losses and community support as a result of civil disruption during late May 2020 and early June 2020 in certain markets.
(6) Includes the $607.2 million charge in the fourth quarter of fiscal 2020 related to the withdrawal from the Food Employers Labor Relations Association and United Food and Commercial Workers Pension Fund ("FELRA") and the Mid-Atlantic UFCW and Participating Pension Fund ("MAP" and together with FELRA, the "Combined Plan") and the $285.7 million charge in the third quarter of fiscal 2020 related to

Albertsons Companies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measures
(in millions)

the withdrawal from the United Food and Commercial Workers International Union ("UFCW") Union-Industry Pension Fund ("National Fund").
(7) Primarily includes lease adjustments related to non-cash rent expense and costs incurred on leased surplus properties, pension settlement gain, net realized and unrealized gains and losses related to non-operating investments and adjustments for unconsolidated equity investments.